Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

FIRST US BANCSHARES, INC.

(Effective November 16, 2022)

ARTICLE 1

Offices

SECTION 1.1 Registered Office. The registered office of First US Bancshares, Inc. (herein called the “Corporation”) in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

SECTION 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2

Stockholders

SECTION 2.1 Place of Meetings. Annual and special meetings of the stockholders shall be held at such place, either within or without of the State of Delaware, as may be designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of such designation or determination, stockholders’ meetings shall be held at the principal executive office of the Corporation.

SECTION 2.2 Annual Meeting. The annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date as may be determined by resolution of the Board of Directors.

SECTION 2.3 Special Meetings.

(a)
Purpose. Special meetings of stockholders for any purpose or purposes shall be called only (i) by the Board of Directors or (ii) by the Secretary of the Corporation, following receipt of one or more written demands to call a special meeting of the stockholders in accordance with, and subject to, this Section 2.3 from stockholders of record who own, and have continuously owned for at least one year prior to the date such request is delivered to the Secretary, in the aggregate, at least ten percent (10%) of the voting power of the outstanding shares of the

Corporation then entitled to vote on the matter or matters to be brought before the proposed special meeting.

(b)
Notice. A request to the Secretary shall be delivered to the Secretary at the Corporation’s principal executive office and signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall set forth:

(i)
a brief description of each matter of business desired to be brought before the special meeting;

(ii)
the reasons for conducting such business at the special meeting;

(iii)
the text of any proposal or business to be considered at the special meeting (including the text of any resolutions proposed to be considered and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); and

(iv)
the information required in Section 2.15(b) of these Bylaws (for stockholder nomination demands) or Section 2.15(c) of these Bylaws (for all other stockholder proposal demands), as applicable.

(c)
Business. Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders.

(d)
Time and Date. A special meeting requested by stockholders shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the request to call the special meeting is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if:

(i)
the Board of Directors has called or calls for an annual or special meeting of the stockholders to be held within ninety (90) days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such meeting includes (among any other matters properly brought before the meeting) the business specified in the request;

(ii)
the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law;

(iii)
an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held within ninety (90) days prior to the receipt by the Secretary of the request for the special meeting (and, for purposes of this Section 2.3(d)(iii), the election of directors shall be deemed a Similar Item with respect to all items of business involving the election or removal of directors); or

(iv)
the special meeting request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) thereunder (the “Exchange Act”).

(e)
Revocation. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary at the Corporation’s principal executive office, and if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting.

SECTION 2.4 Notice of Meetings. Written or printed notice stating the place (if any), date and hour of the meeting, the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record as set forth in Article 9 hereof.

SECTION 2.5 Record Dates. For the purposes of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the Board of Directors does not so fix a record date, (i) the record date for determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof shall be at the close of business on the day next preceding the day on which notice of the meeting is given (as defined in Article 9 hereof), or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held or (ii) the record date for determining stockholders for any other proper purpose shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted. When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 2.5, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjournment.

SECTION 2.6 Voting List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall prepare, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares registered in the name of each stockholder, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal executive office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

SECTION 2.7 Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at any stockholders’ meeting. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number of shares on the matter being voted on is required by the Certificate of Incorporation, these Bylaws or applicable law.

SECTION 2.8 Adjournment of Meeting. Any meeting of stockholders may be adjourned at any time, whether or not there is a quorum, by the chairman of such meeting or the vote of the majority of shares represented at such meeting. When a meeting is adjourned to another time or place (including an adjournment to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place (if any) thereof, and the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of the meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 2.9 Proxies. At each meeting of stockholders, each stockholder having the right to vote thereat shall be entitled to vote in person or by proxy, but no such proxy shall be valid after three (3) years from its date, unless such proxy provides for a longer period. A stockholder may authorize another person or persons to act as proxy for such stockholder in writing or by a transmission in accordance with Section 116 of the DGCL, provided that such authorization shall set forth, or be delivered with, information enabling the Corporation to determine the identity of the stockholder granting such authorization.

Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary.

SECTION 2.10 Voting of Shares. Each outstanding share shall be entitled to one vote and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to vote at a meeting of stockholders.

SECTION 2.11 Voting by Ballot. All voting at meetings of the stockholders, including voting for the election of directors but excepting where otherwise required by law, shall be by written ballot. Every written ballot shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. If authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

SECTION 2.12 Voting of Shares by Certain Holders. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with Section 2.5 hereof, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

SECTION 2.13 Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken by the stockholders may be taken by unanimous written consent in lieu of a meeting of the stockholders.

SECTION 2.14 Conduct of Stockholder Meetings. Meetings of the stockholders shall be presided over by the Chairman of the Board or, in his absence, the President of the Corporation, or, if no such person is present, a person designated by the Chairman of the Board or, in his absence, the President of the Corporation. The Secretary of the Corporation or, in his absence, an Assistant Secretary, or, if no such person is present, a person designated by the chairman of the meeting, shall act as secretary of the meeting. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Certificate of Incorporation of the Corporation, these Bylaws or applicable law, the chairman of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgement of such chairman, are appropriate for the proper conduct of the meeting.

SECTION 2.15 Advance Notice of Stockholder Nominations and Proposals for Business.

(a)
Annual Meetings. At an annual meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. In order to be properly brought before an annual meeting, director nominations or such other business must be:

(i)
specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof;

(ii)
otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof; or

(iii)
otherwise properly brought before the meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered,

who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 2.15.

In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder pursuant to Section 2.15(a)(iii), the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice thereof pursuant to this Section 2.15(a), in writing to the Secretary even if such matter is already the subject of any notice to the stockholders or Public Disclosure (as defined below) from the Board of Directors. To be timely, a Proposing Stockholder’s notice for an annual meeting must be delivered to the Secretary at the principal executive office of the Corporation: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than thirty (30) days in advance of the anniversary of the previous year’s annual meeting or not later than sixty (60) days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the annual meeting and (2) the close of business on the tenth (10th) day following the first date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period). For the purposes of this Section 2.15, “Public Disclosure” shall mean a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press, or a comparable national news service or in a document filed by the Corporation with the SEC pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(b)
Stockholder Nominations. For the nomination of any person or persons for election to the Board of Directors pursuant to Section 2.15(a)(iii) or Section 2.15(d), a Proposing Stockholder’s timely notice to the Secretary (in accordance with the time periods for delivery of timely notice as set forth in this Section 2.15) shall set forth or include:

(i)
the name, age, business address, and residence address of each nominee proposed in such notice;

(ii)
the principal occupation or employment of each such nominee;

(iii)
the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any);

(iv)
such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the SEC’s rules and regulations promulgated thereunder;

(v)
(A) a written questionnaire with respect to the background and qualification of such proposed nominee, completed and executed by such proposed nominee, in the form to be provided by the Secretary upon written request of any stockholder of record within ten (10) days of such request, and a written statement and agreement executed by each such nominee acknowledging that such person consents to being named in a proxy statement related to the Corporation’s next meeting of stockholders at which directors are to be elected and to serving as a director if elected, and (B) a written representation and agreement (in a form provided by the Corporation) that such candidate for nomination (1) is not and, if elected as a director during his term of office, will not become a party to (i) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed therein or (ii) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with his service or action as a director that has not been disclosed therein and (3) in such person’s individual capacity and on behalf of any person on whose behalf the nomination is being made, would be in compliance, if elected or re-elected as a director, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect); and

(vi)
as to each Proposing Stockholder:

(A)
the name and address of the Proposing Stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made,

(B)
the class and number of shares of the Corporation which are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, as of the date of the Proposing Stockholder’s notice,

(C)
a description of any agreement, arrangement, or understanding with respect to such nomination or other business proposal between or among the Proposing Stockholder or the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made and any of their affiliates or associates, and any others (including their names) acting in concert with any of the foregoing,

(D)
a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder or the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made and any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any of their affiliates or associates with respect to shares of stock of the Corporation,

(E)
a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or propose such other business proposal,

(F)
a representation whether the Proposing Stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to solicit proxies or votes in support of such director nominees or nomination in accordance with Rule 14a-19 promulgated under the Exchange Act, and (2) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, and

(G)
any other information relating to such Proposing Stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the SEC’s rules and regulations promulgated thereunder.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee for nomination and the eligibility of such nominee to serve as an independent director of the Corporation, or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, in accordance with the Exchange Act and applicable national securities exchange rules. A Proposing Stockholder providing notice pursuant to this Section 2.15 shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting, and such update and supplement shall be delivered to and received by the Secretary at the principal executive office of the Corporation not later than ten (10) days after the record date for determining the stockholders entitled to vote at the meeting; provided, that if such date is after the date of the meeting, not later than the day prior to the meeting.

(c)
Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder’s timely notice to the Secretary (in accordance with the time periods for delivery of timely notice as set forth in this Section 2.15) shall set forth as to each matter that each Proposing Stockholder proposes to bring before the annual meeting:

(i)
a brief description of the business desired to be brought before the annual meeting;

(ii)
the reasons for conducting such business at the annual meeting;

(iii)
the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment);

(iv)
any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of the Proposing Stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;

(v)
any other information relating to the Proposing Stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the SEC’s rules and regulations promulgated thereunder;

(vi)
a description of all agreements, arrangements, or understandings between or among such stockholder, the beneficial owner, if any, on whose behalf the proposal is being made, any of their affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such stockholder, beneficial owner, or any of their affiliates or associates, in such business, including any anticipated benefit therefrom to such stockholder, beneficial owner, or their affiliates or associates; and

(vii)
all of the other information required by Section 2.15(b)(vi) above.

(d)
Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders called by the Board of Directors at which directors are to be elected pursuant to the Corporation’s notice of meeting:

(i)
by or at the direction of the Board of Directors or any committee thereof; or

(ii)
provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.15(d) is delivered to the Secretary, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 2.15.

In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if such stockholder delivers a stockholder’s notice that complies with the requirements of Section 2.15(b) to the Secretary at the principal executive office of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (x) the 90th day prior to such special meeting; or (y) the tenth (10th) day following the date of the first Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

(e)
Effect of Noncompliance.

(i)
Only such persons who are nominated in accordance with the procedures set forth in this Section 2.15 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting as shall be brought before the meeting in accordance with the procedures set forth in this Section 2.15. If any proposed nomination or other business was not made or proposed in compliance with this Section 2.15, then except as otherwise required by law, the chairman of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting or propose a nomination at a special meeting pursuant to this Section 2.15 does not comply with or provide the information required under this Section 2.15 to the Corporation, including the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.

(ii)
Without limiting the other provisions and requirements of this Section 2.15, unless otherwise required by law, if a Proposing Stockholder (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such stockholder’s nominees. Upon request by the Corporation, if a Proposing Stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(f)
Rule 14a-8. This Section 2.15 shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of the stockholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

ARTICLE 3

Board of Directors

SECTION 3.1 General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, except as otherwise provided in the Certificate of Incorporation or by applicable law.

SECTION 3.2 Number; Qualifications. The Corporation’s Board of Directors shall consist of not less than three (3) and not more than twenty-five (25) directors, as such number may be designated from time to time by the Board of Directors. If such number is not so fixed, the Corporation shall have sixteen (16) directors. To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting of stockholders, the candidate for nomination, whether nominated by the Board of Directors or a Proposing Stockholder, must have previously delivered (not later than the applicable deadline prescribed for delivery of notice under Section 2.15 or in accordance with the time period specified in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary at the principal executive office of the Corporation, the information required by Section 2.15(b)(v) hereof.

SECTION 3.3 Election; Term of Office. Directors shall be elected at each annual meeting of the stockholders, or at a special meeting in lieu of the annual meeting called for such purpose. Directors shall be elected by a plurality of the shares represented at the meeting and entitled to vote in the election of directors. Each director shall hold office until the next annual meeting of the stockholders and thereafter until such time as his successor shall have been elected and qualified. No reduction in the number of directors shall have the effect of removing any director before such director’s term of office shall expire. If a director attains the age of seventy-five (75) years during his or her term as a director, he or she may complete his or her then current term but may not stand for election or re-election as a director of the Corporation thereafter.

SECTION 3.4 Removal of Directors. Any director may be removed with or without cause, at any time, by vote of the stockholders holding a majority of the shares then entitled to vote for the election of directors, present at any special meeting called for that purpose. In case any vacancy so created shall not be filled by the stockholders at such meeting, such vacancy may be filled by the Board of Directors as provided in Section 3.6 hereof.

SECTION 3.5 Resignation. Any director may resign at any time by giving written notice to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation by the Corporation shall not be necessary to make it effective.

SECTION 3.6 Vacancies. Any vacancy occurring in the Board of Directors, whether by resignation of a director or an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, or by a sole remaining director. A director elected by the remaining directors or the stockholders to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by election at an annual meeting or a special meeting of stockholders called for that purpose, and a director so chosen shall hold office for the term specified in Section 3.3 of this Article.

SECTION 3.7 Regular Meetings. A regular meeting of the Board of Directors may be held without other notice than this Bylaw immediately after and at the same place, if any, as the annual meeting of the stockholders. The Board of Directors may provide by resolution the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

SECTION 3.8 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, the Chairman of the Board or a majority of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

SECTION 3.9 Telephonic Meetings. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear one another at the same time. Such participation shall constitute presence in person at the meeting. All participants in any meeting of directors, by virtue of their participation and without further action on their part, shall be deemed to have consented to the recording of such meeting by electronic device or otherwise, and to the making of a written transcript thereof, in order that minutes thereof shall be available for the Corporation’s records.

SECTION 3.10 Notice of Meetings. Notice of any special meeting shall be given at least four (4) days previous thereto by written notice mailed to each director at his business address, or by notice given at least two (2) days prior to the meeting, in person or by any means specified in Section 9.1(b) or (c). Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice. Notice of any special meeting may be waived in accordance with Article 9.

SECTION 3.11 Quorum. A majority of the number of directors fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors, unless the vote of a different number is required by the Certificate of Incorporation or the Bylaws. Notwithstanding anything to the contrary in the Certificate of Incorporation or Bylaws, the affirmative vote of two-thirds (2/3) of the total number of directors is required to approve the following: (1) any tender offer or exchange offer or any proposal for a merger made to the Corporation; (2) the sale of all of the stock or assets of, or entering into a business combination, involving the Corporation or any of its subsidiaries; (3) the sale of a substantial equity interest in, or a substantial portion of assets of, the Corporation or any of its subsidiaries, including a plan of liquidation of the Corporation or any of its subsidiaries; or (4) the addition or removal of any person with significant influence over major policymaking decisions of the Corporation, including, but not limited to, those persons who, without regard to title, exercise the authority of one or more of the following positions: chief executive officer, president, chief operating officer, chief financial officer, chief lending officer, or chief investment officer.

SECTION 3.12 Compensation. The amount, if any, which each director shall be entitled to receive as compensation for his services as a director shall be fixed from time to time by resolution of the Board of Directors. If any director shall serve as a member of any committee of the Board of Directors or perform special services at the instance of the Board of Directors, such may be paid additional compensation as the Board of Directors may determine. Each director shall be entitled to reimbursement for traveling expenses incurred by him in attending any meeting of the Board of Directors or of a committee. Such compensation shall be payable even though a meeting may be adjourned because of a lack of a quorum.

SECTION 3.13 Action by Directors Without Meeting. Any action required to be taken at a meeting of the directors of the Corporation or any action which may be taken at such a meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof. A consent shall be sufficient for this Section 3.13 if it is executed in counterparts, in which event all of such counterparts, when taken together, shall constitute one and the same consent.

SECTION 3.14 Designation of Committees. The Board of Directors may by resolution or resolutions passed by a majority of the whole Board of Directors designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent provided in the resolution or resolutions shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have any power or authority in reference to those matters prohibited by Section 141(c) of the DGCL. Such committee or committees shall have such name or names as may be determined from time to time by resolution or resolutions adopted by the Board of Directors. If provisions be made for any such committee or committees, the members thereof shall be appointed by the Board of Directors and shall serve at the pleasure of the Board of Directors. A majority of the members of a committee shall constitute a quorum for the transaction of business. The Board of Directors may designate one or more directors of the Corporation as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee and who, in such event, shall be counted in determining the presence of a quorum. Vacancies in such committees shall be filled by the Board of Directors; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors may at its pleasure discontinue any such committee or committees.

SECTION 3.15 Chairman of the Board. The Board of Directors shall annually elect one of its members to be its Chairman and shall fill any vacancy in the position of Chairman at such time and in such manner as the Board of Directors shall determine. The Chairman of the Board shall preside at all meetings of stockholders and of the Board of Directors. In general, he shall perform all duties incident to the office of the Chairman of the Board and such other duties as may from time to time be assigned to him by the Board.

ARTICLE 4

Officers

SECTION 4.1 Generally. The Board of Directors at its first meeting and at each annual meeting thereafter shall elect, at a minimum, the following officers: a President, a Secretary and a Treasurer. The Board of Directors at any time and from time to time may elect or appoint such other officers as it shall deem necessary, including, but not limited to, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries, who shall hold their offices for such terms as shall be determined by the Board of Directors and shall exercise such powers and perform such duties as are specified by these Bylaws, or as shall be determined from time to time by the Board of Directors. Any person may hold two or more offices, except that no person may hold the office of President and Secretary. No officer need be a stockholder of the Corporation.

SECTION 4.2 Compensation. The salaries of the officers of the Corporation shall be fixed by the Board of Directors, except that the Board of Directors may delegate to any committee or officer or officers the power to fix the compensation of any other officer.

SECTION 4.3 Tenure. Each officer of the Corporation shall hold office for the term for which he is elected or appointed, and until his successor has been duly elected or appointed and has qualified, or until his earlier resignation, removal from office or death. Any officer may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby.

SECTION 4.4 Vacancies. A vacancy in any office, because of resignation, removal or death, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 4.5 President. The President shall be the chief executive officer and the head of the Corporation and, subject to the Board of Directors, shall have the general control and management of the business and affairs of the Corporation. The President shall also be the chief operating officer of the Corporation and, subject to the control of the Board of Directors, shall in general manage, supervise and control the day to day business and affairs of the Corporation. He shall, when present, preside at meetings of all of the stockholders in the absence of the Chairman of the Board or if no Chairman of the Board has been elected. In general, the President shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time. He shall vote any shares of stock or other voting securities owned by the Corporation and may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of

Directors, any deeds, mortgages, bonds, policies of insurance, contracts, investment certificates or other instruments which the Board of Directors has authorized to be executed, except in cases where signing the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed.

SECTION 4.6 Vice Presidents. In the absence of the President or in the event of his death or inability or refusal to act, the Vice President (or in the event there may be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in order of election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors, and shall perform such other duties as shall from time to time be assigned to him by the President or by the Board of Directors.

SECTION 4.7 Secretary. The Secretary shall: (a) attend and keep the minutes of the stockholders’ meetings and of the Board of Directors’ meetings in one or more books provided by that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign, with the President, a Vice President or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of the Secretary and such other duties as shall from time to time be assigned to him by the President or the Board of Directors.

SECTION 4.8 Treasurer. The Treasurer, unless otherwise determined by the Board of Directors, shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; and (c) in general perform all the duties incident to the office of Treasurer and such other duties as shall from time to time be assigned to him by the President or the Board of Directors.

SECTION 4.9 Assistant Officers. The Assistant Secretaries, when authorized by the Board of Directors, may sign, with the President, a Vice President or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Vice Presidents, Secretaries and Treasurers, in general, shall perform such duties as shall from time to time be assigned to him by the Vice President(s), Secretary or Treasurer, respectively, or by the President or the Board of Directors.

ARTICLE 5

Execution of Instruments and Deposit of Funds

SECTION 5.1 Contracts and Other Documents. Contracts and other instruments or documents may be signed in the name of the Corporation by the President or by any other officer authorized to sign such contract, instrument, or document by the Board of Directors, and such authority may be general or confined to specific instances.

SECTION 5.2 Interested Directors; Quorum. No contract or transaction between the Corporation and one (1) or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one (1) or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

SECTION 5.3 Dividends. Subject to the laws of the State of Delaware, the Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in cash, property, or its own shares, except when the Corporation is insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Certificate of Incorporation.

SECTION 5.4 Bank Accounts and Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation with such banks, bankers, trust companies or other depositories as the Board of Directors may select or as may be selected by any officer or officers, agent or agents of the Corporation to whom such power may be delegated from time to time by the Board of Directors.

SECTION 5.5 Signing of Checks and Drafts. Except as otherwise provided in these Bylaws, all checks, drafts, or other order or payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 5.6 Loans. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized so to do by the Board of Directors, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do by the Board of Directors, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and, to that end, may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

ARTICLE 6

Issuance and Transfer of Shares

SECTION 6.1 Shares. Shares of the Corporation’s capital stock may but need not be represented by certificates. Upon request, every holder of uncertificated shares shall be entitled to receive a certificate. When shares are represented by certificates, the Corporation shall issue each certificate in such form as shall be required by the DGCL and as approved by the Board of Directors.

SECTION 6.2 Signature on Stock Certificates. When shares are represented by a certificate, the certificate shall be signed by the President or a Vice President and the Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. The signature of any of these officers upon a certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

SECTION 6.3 Stock Transfer Books. A book or set of books to be known as the stock transfer books of the Corporation shall be held by the Secretary or by any transfer agent or registrar appointed pursuant to Section 6.4 below at the principal executive office of the Corporation or at the office of such transfer agent or registrar. Such book or set of books shall show the name and address of the person, firm or corporation in which such shares are registered, the number and classes of shares registered to such person, firm or corporation, and when shares are represented by a certificate, the date of each such certificate, and in case of a certificate which has been canceled, the date of cancellation thereof.

SECTION 6.4 Transfer Agents and Registrars. The Board of Directors may appoint one (1) or more transfer agents, registrars or other agents for the purpose of issuing certificates and transferring and registering shares. Such agents and registrars shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate. Any such transfer agent, registrar or other agent shall be under a duty to the Corporation to exercise good faith and due diligence in performing his functions. Such transfer agent, registrar or other agent shall have, with regard to the particular functions he performs, the same obligation to the holder or owner of shares of the Corporation and shall have the same rights and privileges as the Corporation has in regard to those functions. Notice to such transfer agent, registrar or other such agent is notice to the Corporation with respect to the functions performed by the agent.

SECTION 6.5 Replacement of Lost, Destroyed and Stolen Certificates. Where a certificate for shares of the Corporation has been lost, destroyed or stolen, the Corporation shall issue a new certificate in place of the original certificate if the owner (a) files with the Corporation a sufficient indemnity bond, and (b) satisfies any other reasonable requirements imposed by the Board of Directors of the Corporation.

SECTION 6.6 Transfer of Shares. Shares of the capital stock of the Corporation shall be transferred on the books of the Corporation by the stockholder in person or by his attorney duly authorized in writing, upon surrender and cancellation of certificates or by proper evidence of succession, assignment or authority to transfer in the case of certificated shares, or upon the receipt of proper transfer instructions in the case of uncertificated shares. Subject to the foregoing, the Board of Directors shall have power and authority to make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer, and registration of shares of stock of the Corporation. Books for the transfer of shares of the capital stock shall be kept by the Corporation or by one or more transfer agents appointed by it.

SECTION 6.7 Regulations. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

ARTICLE 7

Corporate Records, Reports, and Seal

SECTION 7.1 Minutes of Corporate Meetings. The Corporation shall keep at its principal executive office, or at such other place as may be directed by the Board of Directors, a book of minutes of all proceedings of its stockholders and Board of Directors, with the time and place of holding of all meetings, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors meetings, the number of shares or members present or represented at stockholders meetings, and the proceedings thereof.

SECTION 7.2 Inspection of Records and Properties by Directors. Every director shall have the absolute right at any reasonable time to inspect all books, records, documents of every kind, and the physical properties of the Corporation, and also of its subsidiary corporations. Such inspection by a director may be made in person or by agent or attorney, and the right of inspection includes the right to make extracts.

SECTION 7.3 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and terminate on the last day of December of each succeeding year; unless the Board of Directors shall adopt a different fiscal year.

SECTION 7.4 Corporate Seal. The seal of the Corporation shall be circular in form and shall have engraved upon it the words, “First US Bancshares, Inc.” The seal shall be used by causing it to be affixed or impressed or a facsimile thereof may be reproduced or otherwise used in such manner as the Board of Directors shall determine.

ARTICLE 8

Adoption, Amendment, and Repeal of Bylaws

SECTION 8.1 Power of Directors to Amend. The Board of Directors shall have the power to alter, amend or repeal the Bylaws of the Corporation or adopt new Bylaws for the Corporation as provided in the Certificate of Incorporation of the Corporation.

SECTION 8.2 Power of Stockholders to Amend. The stockholders shall have the power to alter, amend or repeal the Bylaws of the Corporation or adopt new Bylaws of the Corporation as provided in the Certificate of Incorporation of the Corporation.

SECTION 8.3 Conflict with Applicable Law or Certificate of Incorporation. These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

ARTICLE 9

Notices

SECTION 9.1 Giving of Notice. Except as otherwise provided by the DGCL, these Bylaws, the Corporation’s Certificate of Incorporation, or resolution of the Board of Directors, every meeting notice or other notice, demand, bill, statement or other communication (collectively, “Notice”) to or from the Corporation from or to a director, officer or stockholder shall be duly given if it is written or printed and is (a) sent by first class mail or by overnight service of the U.S. Postal Service, postage prepaid, (b) sent by any established delivery service, such as Federal Express or UPS, (c) sent by facsimile transmission, electronic mail or other means of electronic transmission, (d) delivered by any commercial messenger service which regularly retains its receipts, or (e) personally delivered, provided a receipt is obtained reflecting the date of delivery. Notice shall not be duly given unless all delivery or postage charges are pre-paid. Notice shall be given to an addressee’s most recent address as it appears on the Corporation’s records. A Notice shall be deemed “given” when dispatched for delivery, or if mailed, on the date postmarked. This Section 9.1 shall not have the effect of shortening any notice period provided for in these Bylaws.

SECTION 9.2 Waiver of Notice. Any Notice required by the DGCL, the Certificate of Incorporation or these Bylaws may be waived in writing at any time by the person entitled to the Notice, and such waiver shall be equivalent to the giving of notice. Notice of any meeting shall be waived by attendance (if a stockholders’ meeting, in person or by proxy) at the meeting, except where a stockholder or director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of Notice of a special meeting of stockholders shall state the purpose for which the meeting was called or the business to be transacted thereat, but a waiver of Notice of a special meeting of the Board of Directors need not state the purpose for which the meeting was called or the business to be transacted thereat.